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                                                                      Exhibit 10
INDEPENDENT AUDITORS' CONSENT

CBA Money Fund

We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 2-82766 of our report dated March 29, 2000 appearing in the annual report to shareholders of CBA Money Fund for the year ended February 29, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
May 31, 2000